SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT ("Agreement") is made and entered into effective April 15, 2005, by and among AGU Entertainment Corp, a Delaware corporation, and each of its subsidiaries, located at 3200 W. Oakland Park Blvd, Lauderdale Lakes, FL 33311 (collectively "AGU") and Ned Siegel, Neil Strum, and Strum Brothers Investment, LLC ("SBI") (collectively "Shareholders"), collectively referred to herein as the "Parties".

         WHEREAS, on March 3, 2004, a subsidiary of AGU, assumed all of the covenants and obligations of Pyramid Media Group, Inc., a non-affiliated company, relating to a Distribution Agreement, dated May 1, 2003 with Ark 21 Records L.P., including guaranteeing an obligation to repay $350,000 of notes payable to Ned Siegel and Neil Strum (the "Notes"); and

         WHEREAS, the Notes are in default, and AGU as guarantor of the Notes, has requested certain amendments to the terms of the Notes as part of its on-going obligations under the Notes; and

         WHEREAS, certain other disputes arose between the Shareholders and AGU regarding the stock ownership AGU provided to the Shareholders arising from a Memorandum of Understanding dated June 25, 2002 between the founders of the predecessors in interest of AGU and the Shareholders, and

         WHEREAS, the parties wish to reach an amicable resolution of all disputes and disagreements between them upon the terms and conditions hereof as well as make revisions to the Notes upon the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the promises, releases, and obligations of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1.    Terms of Settlement:

            (a) Upon the closing of a capital raise of not less than $250,000, AGU shall cause to be made all principal and interest payments due under the Notes for the period January through April 2005 in the amount of approximately $36,000.

            (b) All principal payments due under the Notes prior to January 2005 that have not been made in accordance with the terms of the Notes shall be deferred, and will become due and payable at the end of the term of the Notes;

            (c) AGU hereby agrees to issue 500,000 shares of unregistered common stock to the Shareholders (250,000 shares to Ned Siegel and 250,000 shares to SBI), to be delivered within ten business days from the date hereof. It is the understanding of both parties that the securities set forth herein shall be considered additional securities, as if they were issued as of the original issue date of the founder shares (100 shares converted into 3,311,382 shares at a cost of $100.00) since these shares relate back to a controversy involving the founder shares and the Memorandum of Understanding dated June 25, 2003.

            (d) Notwithstanding anything to the contrary herein, the parties hereto agree to enter into new notes canceling the old Notes with AGU as the borrower thereunder. The new notes will be on the same terms and conditions as the Notes except that the new notes will have a beginning principal balance of $331,240 (plus accrued interest) and shall, in addition to the monthly payment of approximately $8,500 per month, require additional principal payments of $50,000 for every $1,000,000 in equity capital raised subsequent to the date hereof as the term equity capital is defined in the Amendment to Assignment and Assumption Agreement dated March 8, 2004;

            (e) The additional promissory notes of Ned Siegel and Neil Strum in the aggregate amount of $64,000 shall be amended and restated in its entirety to be co-terminus with and have acceleration provisions that are identical to the capital contribution notes of the other principals, including but not limited to David Levy and John Grandinetti;

      2. Waiver. Shareholders hereby waive all past defaults incurred prior to the date hereof relative to the Notes. Shareholders further waive any rights to default interest or penalties arising from any past defaults on the Notes.

      3. Representations. David Levy and John Grandinetti hereby represent and warrant to the Shareholders that neither they or their families or any entity controlled by them, have no ownership interest, whether beneficial or otherwise, in the free trading public stock of AGU arising from the Lexington Barron stockholders.

      4. Release of AGU. Shareholders and their respective heirs, successors, assigns, shareholders, directors, officers, employees, agents, and any corporations, partnerships or other entities owned or controlled by them and any parents, subsidiaries, and affiliated companies (collectively, "Shareholders"), hereby release and discharge AGU, its successors or assigns, shareholders, directors, officers, employees, agents, and any corporations, partnerships or other entities owned or controlled by it and any of its subsidiaries and affiliated companies (collectively, AGU) from any and all claims

            Shareholders have or may have against AGU now or in the future arising out of past defaults on the Notes and their allocation of ownership interest in AGU. Shareholders specifically acknowledge that this release extinguishes all claims against AGU, whether past or present, known or unknown, foreseen or unforeseen, without regard to whether such claims are liquidated or contingent, accrued or unaccrued, or whether based upon contract, equity, tort, statutory violation, rule of the court, including claims that were or could or might have been asserted by Shareholders with respect to past defaults on the Notes and their allocation of ownership interest in AGU. Nothing herein shall prohibit the Shareholders from seeking legal remedies with respect to future defaults on the Notes, as amended.

      5. Release of Shareholders. AGU hereby releases and discharges Shareholders, their heirs, successors or assigns, from any and all claims AGU has or may have against Shareholders arising from the allocation of the Shareholder's ownership interest in AGU. AGU specifically acknowledges that this release extinguishes all claims against PrimeSource, whether past or present, known or unknown, foreseen or unforeseen, without regard to whether such claims are liquidated or contingent, accrued or unaccrued, or whether based upon contract, equity, tort, statutory violation, rule of the court, including claims that were or could or might have been asserted by AGU with respect to the allocation of the Shareholder's ownership interest in AGU.

      6. Confidentiality. From and after the date of execution of this Settlement Agreement, this Settlement Agreement shall be kept and maintained confidentially among the Parties. No Party shall disclose any part or term of this Settlement Agreement to any other person or entity, without the prior written consent of all other parties, except, (i) AGU shall be entitled to disclose such facts concerning this Settlement Agreement as may be required under applicable laws, rules and regulations governing the conduct of business by public corporations, including, among other laws, the United States Securities Laws; (ii) any Party shall be entitled to disclose any or all of the terms of this Settlement Agreement, if compelled to do so by an order of a court of competent jurisdiction, or a subpoena issued in connection with a judicial proceeding, only after a protective order is issued by a court preventing further disclosure of the terms of this Settlement Agreement by any of the parties to any such litigation; and (iii) any Party shall be entitled to disclose any or all of the terms of this Settlement Agreement in any judicial or arbitral proceeding commenced in order to enforce the terms of this Settlement Agreement.

      7. No Admission of Liability. By entering into this Agreement, the Parties to this Agreement do not admit to any liability to the other Party, and each denies liability. This Agreement does not constitute any admission by either Party of any liability on the merits of any claim or defense which has been or could have been asserted by the other Party.

      8. Each Party to Bear Its Own Costs. Each Party shall bear its own costs and attorneys' fees relative to the settlement of this matter.

      9. Entire Agreement. This Agreement contains the entire agreement of the Parties on the matters covered. Any agreement, statement, or promise made by any Party, or by any employee, officer, or agent of any Party, as to the matters covered in the Agreement which is not in writing and signed by both Parties shall not be binding.

      10. Amendments. This Agreement may be amended, or a provision waived, only by an instrument in writing signed by all of the Parties to this Agreement.

      11. Counterparts. This Agreement may be executed in one or more counterparts which together will compromise a binding contract even though all signatures may not appear on the same document. Facsimile signatures shall be deemed as legally binding as original signatures for all purposes.

      12. Choice of Law. This Agreement is entered into the State of Florida and shall be construed and enforced in accordance with the Laws of the State of Florida and all actions arising hereunder shall be brought in the venue of Broward County, Florida, and each party hereto hereby consents to jurisdiction in Broward County, Florida.

      13. Severability of Provisions. Any provisions of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such provision or unenforceability without invalidating the remainder provisions of this Agreement.


         AGU Entertainment Corp:



         By: /s/ John W. Poling
            ---------------------------
                 John W. Poling, CFO



         Strum Brothers Investments, LLC


         By: /s/ Neil Strum
            --------------------------
                 Neil Strum

         /s/ Neil Strum
         -------------------------
             Neil Strum



         /s/ Ned Siegel
         -------------------------
         Ned Siegel




         As to Section 3 of this Agreement, the undersigned agree that the representation therein is true and accurate as of the date hereof.

         /s/ David C. Levy                           /s/ John Grandinetti
         -----------------------                     --------------------------
         David C. Levy                               John Grandinetti